EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  We consent to the incorporation by reference in this registration statement on Form S-3 (File No. 333-11179) of our report dated February 9, 1996, on our audit of the consolidated financial statements of ProxyMed, Inc. as of December 31, 1995 and for each of the two years in the period then ended, appearing in the Annual Report on Form 10-KSB of ProxyMed, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We also consent to the reference to our firm under the caption "Experts."





/s/ COOPERS & LYBRAND L.L.P.





Miami, Florida
October 22, 1996